Exhibit 1.1

EXECUTION VERSION

ENTELLUS MEDICAL, INC.

(a Delaware corporation)

3,530,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January 25, 2017

ENTELLUS MEDICAL, INC.

(a Delaware corporation)

3,530,000 Shares of Common Stock

UNDERWRITING AGREEMENT

January 25, 2017

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Piper Jaffray & Co.

as Representatives of the several Underwriters

c/o

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

c/o

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, MN 55402

Ladies and Gentlemen:

Entellus Medical, Inc., a Delaware corporation (the “Company”) and the persons listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Piper Jaffray & Co. (“Piper Jaffray”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Piper Jaffray are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, of the option described in Section 2(b) hereof to purchase all or any part of 529,500 additional shares of Common Stock. The aforesaid 3,530,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 529,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-209905), including the related prospectus, covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:30 p.m. New York City time on January 25, 2017, or such other time as agreed by the Company and Merrill Lynch.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Limited Use Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)    Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vi)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii)    Financial Information. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiary at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiary for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its consolidated subsidiary considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x)    Good Standing of Subsidiar. The subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of the subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of the subsidiary.

(xii)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company conform in all material respects to the description of the Company’s capital stock set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or employee incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)    Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been validly waived.

(xvi)    Absence of Violations, Defaults and Conflicts. Neither the Company nor its subsidiary is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which it may be bound or to which any of the properties or assets of the Company or its subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, its subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the charter, by-laws or similar organizational document of the Company or its subsidiary or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, with respect to clause (y), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiary.

(xvii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’s principal suppliers, manufacturers, collaborators, customers or contractors, which, in either case, which would reasonably be expected to result in a Material Adverse Effect.

(xviii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity

(including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by any Health Regulatory Agency (as defined below) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiary, which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or its subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xix)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA.

(xxi)    Possession of Licenses and Permits. The Company and its subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiary are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii)    Title to Property. The Company and its subsidiary have good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiary considered as one enterprise, and under which the Company holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor its subsidiary is aware of any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)    Possession of Intellectual Property. (A) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiary own or possess, or, to the Company’s knowledge, can acquire on reasonable terms, the patents, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names or other intellectual property (collectively, “Intellectual Property”) necessary or material to carry on the business now operated and as proposed to be conducted by them as described in the Registration Statement, the General Disclosure Package and the Prospectus. The License Agreement dated as of February 17, 2011 between the Company and Acclarent, Inc. (as amended, the “Acclarent License Agreement”) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and to the knowledge of the Company, the Company is not in breach or default thereof, and, to the Company’s knowledge, no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (B) (i) to the Company’s knowledge, there are no rights of any third party to any of the Intellectual Property owned by the Company; (ii) the Company has not received any notice of and is not otherwise aware of any infringement, misappropriation, breach, default or other violation, or of the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property of the Company; (iii) there is no pending or, to the Company’s knowledge, any threatened action, suit, proceeding or claim by any third party challenging the Company’s rights in or to, or alleging the violation of any of the Intellectual Property of the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) the Intellectual Property owned by the Company and, to the Company’s knowledge, the Intellectual Property licensed to the Company, including the Intellectual Property licensed to the Company pursuant to the Acclarent License Agreement, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the

Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company infringes, misappropriates or otherwise violates any Intellectual Property of any third party, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (vi) to the Company’s knowledge, none of the Intellectual Property used by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company; and (vii) all material licenses, contracts and agreements necessary for the conduct of the business of the Company as currently conducted and as proposed to be conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, are valid and are in full force and effect and the Company is not in breach or default thereof, and has not received any written notice alleging its breach or default thereof, and, to the Company’s knowledge, no other party thereto is in breach or default of any of its obligations thereof.

(xxiv)    Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or its subsidiary and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or its subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxv)    Accounting Controls and Disclosure Controls. The Company and its subsidiary maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission (the “1934 Act Regulations”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and its subsidiary maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)    Compliance with the Sarbanes-Oxley Act. Except as disclosed in the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) including Section 402 related to loans and Section 302 and 906 related to certifications and with which the Company is required to comply and is taking reasonable steps to enable it to be in compliance with all other provisions of the Sarbanes-Oxley Act which will become applicable to the Company at all times after it ceases to be an Emerging Growth Company.

(xxvii)    Payment of Taxes. All United States federal income tax returns of the Company and its subsidiary required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiary have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii)    Insurance. The Company and its subsidiary carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by similarly sized companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor its subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx)    Absence of Manipulation. None of the Company or any controlled affiliate, or to the knowledge of the Company, any non-controlled affiliate, has taken, nor will the Company or any controlled affiliate, or to the knowledge of the Company, any non-controlled affiliate, take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under 1934 Act.

(xxxi)    Foreign Corrupt Practices Act. None of the Company or its subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the United Kingdom Bribery Act 2010, as amended, or any other applicable comparable law (together with the FCPA and the U.K. Bribery Act, the “Anti-Corruption Laws”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any political party or official thereof or any candidate for political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and, except as disclosed in the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith.

(xxxii)    Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii)    OFAC. None of the Company or its subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or its subsidiary, is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to its subsidiary, any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxiv)    [Reserved]

(xxxv)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi)    No Rated Securities. Neither the Company nor its subsidiary has debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(xxxvii)    [Reserved]

(xxxviii)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix)    Health Care Authorizations. Each of the Company and its subsidiary has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate state, material federal or national, supranational or international regulatory agencies, bodies or self-regulating organizations (collectively, “Health Regulatory Agencies”) necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, without limitation, all such Health Care Authorizations required by the Food and Drug Administration (the “FDA”), the Department of Health and Human Services or any other Health Regulatory Agencies engaged in the regulation of medical devices, except as, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance, singly or in the aggregate, would not result in a Material Adverse Effect.

(xl)    Compliance with Health Care Laws. Each of the Company and its subsidiary is, and has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company and its subsidiary, including, but not limited to: the Federal Food, Drug, and Cosmetic Act, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other applicable federal, state, local and other foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. Neither the Company nor its subsidiary have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or any Health Regulatory Agency or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor its subsidiary is a party to or has ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Health Regulatory Agency. Additionally, neither the Company nor its subsidiary nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action by any Health Regulatory Agency that could reasonably be expected to result in debarment, suspension, or exclusion.

(xli)    Research Studies and Trials. (A) Except as disclosed in the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, the research studies and trials conducted by or on behalf of, or sponsored by, the Company or its subsidiary, or in which the Company or its subsidiary has participated, that are described in the Registration Statement, the General Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the Health Regulatory Agencies to which they are subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the General Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) neither the Company nor its subsidiary has any knowledge of any research studies or trials not described in the General Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the General Disclosure Package or Prospectus; (D) neither the Company nor its subsidiary has received any written notices or correspondence from any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or its subsidiary or in which the Company or its subsidiary has participated that are described in the Registration Statement, the General Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; and (E) there has not been any violation of applicable law or regulation by the Company or its subsidiary in its product development efforts, submissions or reports to any Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect.

(xlii)    Health Care Products Manufacturing. The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by other Health Regulatory Agencies. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not had any manufacturing site (whether Company-owned or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to a Health Regulatory Agencies (including FDA) shutdown or import or export prohibition, nor received any FDA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Health Regulatory Agencies alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA or other Health Regulatory Agencies. To the Company’s and its subsidiary’s knowledge, neither the FDA nor any other Health Regulatory Agencies is considering such action.

(xliii)    No Safety Notices. (i) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”), except as would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) to the Company’s and its subsidiary’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a material change in labeling of any of the Company’s products, or (z) a termination or suspension of marketing or testing of any of the Company’s products, except, in each of cases (x), (y) or (z) such as would not reasonably be expected to have a Material Adverse Effect.

(xliv)    Compliance with ERISA. (i) The Company and its subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiary would have any liability; neither the Company nor its subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or its subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(b)    Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally, and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and agrees with each Underwriter, as follows:

(i)    Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists solely of the information relating to such Selling Stockholder under the caption “Selling Stockholders” in the General Disclosure Package and the Prospectus (the “Selling Stockholder Information”); such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any material non-public information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(ii)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii)    Authorization of Power of Attorney and Custody Agreement. The Irrevocable Power of Attorney and Stock Custody Agreement, each in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

(iv)    Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery to the Underwriters of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except in all cases described above as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.

(v)    Valid Title. Such Selling Stockholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.

(vi)    Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that neither DTC nor any Underwriter has “notice of any adverse claim” to the Securities to be sold by such Selling Stockholder within the meaning of Sections 8-303(a)(2) and 8-105 of the UCC, and that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii)    Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii)    Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (a) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA or (b) such as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.

(ix)    No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(x)    No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)    No Association with FINRA. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(c)    Officer’s Certificates. Any certificate signed by any officer of the Company or its subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company and such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 529,500 shares of Common Stock as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Ave., New York, NY 10022, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and an Attorney-in-Fact for the Selling Stockholders pursuant to each Selling Stockholder’s Power of Attorney and Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.    Covenants of the Company and the Selling Stockholders. The Company and each Selling Stockholder covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the Nasdaq Global Market.

(i)    Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued, or options to purchase Common Stock or other equity awards covering Common Stock granted, in either case, pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director compensation plan or program or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement with the

Commission on Form S-8 in respect of any shares or other equity instruments issued pursuant to any plans or programs described in (C) or (D) above, or (F) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in connection with any (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures or (4) strategic alliances or relationships; provided, that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 5% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this clause (F) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

(j)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)    Issuer Free Writing Prospectuses. The Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement which has not been superseded or modified, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)    [Reserved]

(m)    Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsels, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging and commercial airfare expenses of the officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, with such legal fees, taken together with the legal fees described in clause (v) above, not to be in excess of $20,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)    Expenses of the Selling Stockholders. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 or Section 11 hereof, the Company and the Selling Stockholders shall reimburse the non-defaulting Underwriters for all of their documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

(d)    Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders have made or may make for the sharing of such costs and expenses.

SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b)    Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)    Opinion of Other Counsels for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of (x) Vista IP Law Group, intellectual property counsel for the Company, (y) Troy Svihl, in-house intellectual property counsel for the Company, and (z) the opinion, dated the Closing Time, of Fox Rothschild LLP, corporate counsel for the Company, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)    Opinion of Counsel for the Selling Stockholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Representatives may require.

(f)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration

Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiary considered as one enterprise, whether or not arising in the ordinary course of business and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)    Certificate of Selling Stockholders(h) . At the Closing Time, the Representatives shall have received a certificate from, or of an Attorney-in-Fact on behalf of, each Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)    CFO Certificate. On the date of this Agreement and on the Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(k)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(l)    No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m)    Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of the Lock-up Agreement set forth on Exhibit A provided by the Representatives and signed by the persons listed on Schedule D hereto.

(n)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)    CFO Certificate. A certificate, dated such Date of Delivery, addressed to the Underwriters, of its chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

(iii)    Opinions of Counsel for Company. If requested by the Representatives, the opinion of Latham & Watkins LLP, counsel for the Company, together with the opinion of Fox Rothschild LLP, corporate counsel for the Company, Vista IP Law Group, intellectual property counsel for the Company, and Troy Svihl, in-house intellectual property counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) or 5(c), as applicable, hereof.

(iv)    Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v)    Bring-down Comfort Letter. If requested by the Representatives, a letter from Grant Thornton LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholders;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information provided by such Selling Stockholder; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c)    Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)    Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this

Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering proceeds of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute in excess of the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s

Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or any Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiary or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Default by one or more of the Selling Stockholders or the Company. (a) If a Selling Stockholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders), either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default. For the avoidance of doubt, no default by any Selling Stockholder shall create any obligations on the part of the Company to issue or sell additional Securities.

In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), and to Piper Jaffray at 800 Nicollet Mall, Minneapolis, MN 55402, attention of Equity Capital Markets (facsimile: (612) 303-1070), with a copy to Legal (facsimile (612) 303-1068); notices to the Company shall be directed to it at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447, attention of Robert S. White, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92627, attention of B. Shayne Kennedy; and notices to the Selling Stockholders shall be directed to (i) Essex Woodlands Health Venutres, 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380, attention of Richard Kolodziejcyk and (ii) SV Life Science, One Boston Place, 201 Washington Street, Suite 3900, Boston, Massachusetts 02108, attention of Denise Marks.

SECTION 13.    No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its subsidiary or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, its subsidiary or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of the page intentionally left blank; signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterpart, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

ENTELLUS MEDICAL, INC.

By:	/s/ Brent Moen
Name:	Brent Moen
Title:	CFO

SELLING STOCKHOLDERS

Listed on Schedule B Hereto

By:	/s/ Brent Moen
Name:	Brent Moen
Title:

As Attorney-in-Fact on behalf of each of the Selling Stockholders named in Schedule B to this Agreement

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

            as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Milton Hsu
Name:	Milton Hsu
Title:	Managing Director

PIPER JAFFRAY & CO.

By:	/s/ Christie L. Christina
Name:	Christie L. Christina
Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

EXECUTION VERSION

SCHEDULE A

The initial public offering price per share for the Securities shall be $17.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $15.98, being the amount equal to the initial public offering price set forth above less $1.02 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,588,500
Piper Jaffray & Co.	1,376,700
William Blair & Company, L.L.C.	564,800

Total	3,530,000

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Entellus Medical, Inc.	2,353,530	529,500
SV Life Sciences Fund IV, L.P.	299,424	—
SV Life Sciences Fund IV Strategic Partners, L.P.	8,501	—
International Life Sciences Fund III (LP1), L.P.	220,431	—
International Life Sciences Fund III Co-Investment, L.P.	2,615	—
International Life Sciences Fund III Strategic Partners, L.P.	2,106	—
Essex Woodlands Health Ventures Fund VIII, L.P.	527,022	—
Essex Woodlands Health Ventures Fund VIII-A, L.P.	37,998	—
Essex Woodlands Health Ventures Fund VIII-B, L.P.	16,521	—
International Biotechnology Trust plc	61,852	—
Total	3,530,000	529,500

Sch. B

SCHEDULE C-1

Pricing Terms

1.    The Company is selling 2,353,530 shares of Common Stock and the Selling Stockholders are selling 1,176,470 shares of Common Stock.

2.    The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 529,500 shares of Common Stock.

3.    The public offering price per share for the Securities shall be $17.00.

Sch. C-1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch. C-2

EXECUTION VERSION

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Jonelle Burnham

Kevin L. Mensink

Stephen R. Paidosh

Karen E. Peterson

Tim B. Petrick

Brian E. Farley

John K. Bakewell

Joshua Baltzell

David B. Milne

Brent Moen

Shawn T McCormick

Guido Neels

Robert S. White

Jeff L. Kogl

Thomas Williamson

Essex Woodlands Health Ventures

International Biotechnology Trust plc

SV Life Sciences

Exhibit A

FORM OF LOCKUP AGREEMENT

January     , 2017

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Piper Jaffray & Co.

as Representatives of the several Underwriters

c/o

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Entellus Medical, Inc.

Dear Sirs:

The undersigned, a stockholder, officer or director of Entellus Medical, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Piper Jaffray & Co. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain stockholders of the Company, if any, providing for the public offering of shares (the “Offering”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch; provided that

Exh. A-1

(1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in cases of clauses (i)-(ii) and (iv)-(vi) below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)    as a bona fide gift or gifts; or

(ii)    by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

(iii)    by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; or

(iv)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(v)    as a distribution to limited partners or stockholders of the undersigned; or

(vi)    to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

In addition, the restrictions on transfer of Lock-Up Securities contained herein shall not apply to

a)	if applicable, the Lock-Up Securities to be sold by the undersigned pursuant to the Underwriting Agreement;

b)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) for the transfer of Lock-Up Securities; provided that (x) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (y) no filing under the Exchange Act or other public announcements shall be required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-Up Period;

c)	sales or transfers of Lock-Up Securities made pursuant to a Rule 10b5-1 trading plan that has been entered into by the undersigned prior to the date of this Lock-Up Agreement, provided that (x) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (y) the undersigned does not otherwise voluntarily effect any public filing or report during the Lock-Up Period;

Exh. A-2

d)	the exercise of options to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company; provided, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth herein;

e)	the exercise of warrants to purchase shares of Common Stock; provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth herein;

f)	the transfer of Lock-Up Securities to the Company upon the exercise of options or warrants, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such exercise; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period (other than a filing on Form 4 that clearly indicates such transfer was made in order to satisfy “cashless,” “net exercise” or tax withholding obligations in connection with the exercise of Lock-Up Securities); or

g)	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Lock-Up Securities involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained herein. For purposes of this agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If (i) Merrill Lynch, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by February 28, 2017, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) the registration statement filed with the Securities and Exchange Commission in connection with the Offering is withdrawn, the undersigned shall be released from all obligations under this agreement.

Exh. A-3

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name:

Exh. A-4